Exhibit 23.2





                        INDEPENDENT ACCOUNTANT'S CONSENT
                        --------------------------------


We consent to the incorporation by reference in this Registration Statement of the Hills Stores Company on Form S-8 of our report dated March 10, 1995 on our audits of the Consolidated Financial Statements and Financial Statement Schedule of Hills Stores Company as of January 28, 1995 and for the year then ended, which report is included in the Annual Report on Form 10-K.



Boston, Massachusetts                           /s/ Coopers & Lybrand L.L.P.
September 10, 1997